The expenses to be incurred by CMS Energy relating to the offering of $250,000,000 principal amount of its 5.05% Senior Notes due 2018, under the registration statement on Form S-3 that CMS Energy filed with the Securities and Exchange Commission utilizing a “shelf” registration process (No. 333-153353) (the “CMS Energy Registration Statement”), and a related prospectus supplement filed with the Securities and Exchange Commission and dated November 16, 2010 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$17,825.00
Services of Independent Registered Public Accounting Firms	90,000.00
Trustee Fees and Expenses	10,000.00
Legal Fees and Expenses	20,000.00
Rating Agency Fees	225,000.00
Printing and Delivery Expenses	25,000.00
Miscellaneous Expenses	55,000.00

Total $ 442,825.00